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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

   Each person whose individual signature appears below appoints each of Leo J. Hindery, Thomas J. Casey and James C. Gorton as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, and all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

                 Signature                            Title                  Date
                 ---------                            -----                  ----

            /s/ Thomas J. Casey             Vice Chairman of the Board    May 4, 2000
___________________________________________  and Director
              Thomas J. Casey

             /s/ David L. Lee               President, Chief Operating    May 4, 2000
___________________________________________  Officer and Director
               David L. Lee

             /s/ Barry Porter               Senior Vice President and     May 4, 2000
___________________________________________  Director
               Barry Porter

             /s/ Eric Hippeau               Director                      May 4, 2000
___________________________________________
               Eric Hippeau

            /s/ Dean C. Kehler              Director                      May 4, 2000
___________________________________________
              Dean C. Kehler

              /s/ Bruce Raben               Director                      May 4, 2000
___________________________________________
                Bruce Raben